Exhibit 10.56
SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made and entered into as of this 9th day of October, 2017 (the “Effective Date”), by and between JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A), a Michigan corporation (“Landlord”), and CRA INTERNATIONAL, INC., a Massachusetts corporation (“Tenant”).
W I TN E S S E T H:
WHEREAS, Landlord's predecessor-in-interest, Teachers Insurance and Annuity Association of America, and Tenant entered into that certain Lease dated February I 4, 2008 (the "Original Lease"), as amended by that certain First Amendment to Lease dated as of May 8, 2017 ("First Amendment''; the Original Lease as amended by the First Amendment is hereinafter referred to as the "Current Lease") under which Tenant currently occupies 41,642 rentable square feet in the aggregate, comprised of (i) 15,446 rentable square feet on the thirty-third (33rd) floor (pursuant to the mandatory expansion provided in Section 30 of the Original Lease), and (ii) 26,196 rentable square feet on the thirty-fourth (34th) floor (collectively, the "Premises") in the building located at 1 S. Wacker Drive, Chicago, Illinois (the "Building"); and

WHEREAS, Landlord and Tenant desire to amend the Current Lease according to the terms hereof to permit Tenant to install an internal staircase, among other things.

NOW THEREFORE, for and in consideration of the foregoing recitals, the covenants and agreements hereinafter set forth, and also in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby mutually agree as follows:

1.     Controlling Language; Definitions. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions, and exhibits of the Current Lease, the terms and provisions of this Amendment shall govern and control; in all other respects, the terms, provisions, and exhibits of the Current Lease shall remain unmodified in full force and effect. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Current Lease. The Current Lease, as amended by this Amendment, shall be referred to herein as the "Lease."

2.     Internal Staircase. In accordance with the applicable terms of the Current Lease, Tenant shall have the right to install an internal staircase between the Tenant's adjacent floors, as more particularly shown on Exhibit "A" attached hereto, at Tenant's sole cost and expense. On or prior to the Expiration Date, Tenant shall remove such internal staircase and restore the Premises to their original condition, all to the reasonable satisfaction of the Landlord.

3.     Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute one and the same instrument.

4.     Time is of the Essence. Time is of the essence for this Amendment and each provision hereof and thereof.

5.     Submission of Amendment. Submission of this instrument for examination shall not bind Landlord or Tenant, and no duty or obligation on Landlord or Tenant shall arise under this instrument until this instrument is signed and delivered by each of Landlord and Tenant.

6.     Entire Agreement. This Amendment and the Current Lease contain the entire agreement between Landlord and Tenant with respect to Tenant's leasing of the Premises. Except for the Current Lease and this Amendment, no prior agreements or understandings with respect to the Premises shall be valid or of any force or effect.

7.     Severability. If any provision of this Amendment or the application thereof to any person or circumstance is or shall be deemed illegal, invalid, or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Amendment shall be interpreted as if such illegal, invalid, or unenforceable provision did not exist herein.

8.     Lease In Full Force and Effect. Except as modified by this Amendment, all of the terms, conditions, agreements, covenants, representations, warranties, and indemnities contained in the Current Lease remain in full force and effect.

9.     Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

10.     Integration of this Amendment and the Lease. This Amendment and the Current Lease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Current Lease, the terms and provisions of this Amendment shall, in all instances, control and prevail.

[Signatures On The Following Page]

IN WITNESS WHEREOF, the parties have caused this Amendment as of the Effective Date first above written.

LANDLORD:

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.),
a Michigan corporation

By: /s/ Michael Basic

Name: Michael Basic
Title: AVP & Managing Director, Midwest Region

TENANT:

CRA INTERNATIONAL, INC., a
Massachusetts corporation

By: /s/ Chad Holmes

Name: Chad M. Holmes
Title: Chief Financial Officer and Treasurer

EXHIBIT "A"
Internal Stairwell